FOR: Education
                                                               Management LLC
                                                               COMPANY CONTACTS:
                                                               James Sober, CFA
                                                               Vice President,
                                                               Finance
                                                               (412) 995-7684

   Education Management LLC Reports Fiscal 2008 Fourth Quarter and Full Year
                                    Results


Pittsburgh, PA, September 9, 2008 -- Education Management LLC, one of the largest providers of post-secondary education in North America, today reported its financial results for the three months and twelve months ended June 30, 2008. For the fourth quarter of fiscal 2008, net revenues rose 19.8% from the fourth quarter of fiscal 2007 to $416.4 million. For the twelve months ended June 30, 2008, net revenues and net income rose 23.5% to $1,684.2 million and 101.0% to $64.7 million, respectively, from fiscal 2007.

Todd S. Nelson, President and Chief Executive Officer of Education Management, commented, "We are pleased to report another year of excellent revenue and student enrollment growth. We are also extremely proud to announce that the Middle States Commission on Higher Education granted regional accreditation to The Art Institute of Pittsburgh, which includes The Art Institute of Pittsburgh
- Online Division. This achievement will benefit the students at the school, and is a tribute to the leadership and dedication of the faculty and staff."

Financial Highlights

      o Net revenues for the three months ended June 30, 2008 increased 19.8% to $416.4 million, compared to $347.7 million for the same period a year ago. For the twelve months ended June 30, 2008 net revenues rose 23.5% to $1,684.2 million, compared to $1,363.7 million for the comparable twelve-month period ended June 30, 2007. This increase resulted from an increase in average total student enrollment and an approximately 5% increase in tuition rates during the twelve months ended June 30, 2008.

      o For the fourth quarter of fiscal 2008, net income increased to $5.7 million from a net loss of $1.0 million in the prior year period. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $70.2 million from $64.4 million for the same period a year ago primarily due to higher student enrollment and the increase in tuition rates.

      o For fiscal 2008, net income was $64.7 million compared to $32.2 million in fiscal 2007. Fiscal 2008 EBITDA increased to $363.8 million from $318.9 million for fiscal 2007 primarily due to higher student enrollment and the increase in tuition rates.

      o At June 30, 2008, cash and cash equivalents were $236.0 million compared to $250.7 million at June 30, 2007. There were outstanding borrowings of $120.0 million under the revolving credit facility at June 30, 2008 compared with borrowings of $90.0 million at June 30, 2007. The outstanding borrowings under the revolving credit facility were repaid in full on July 1, 2008.

      o Cash flow from operations for the twelve-month period ended June 30, 2008 was $151.3 million compared to $179.4 million in the twelve-month period ended June 30, 2007. The lower amount in fiscal 2008 is primarily related to timing of interest payments and net payments for income taxes, as opposed to net receipts from income taxes in fiscal 2007.

      o Cash paid for capital expenditures was $150.9 million, or 9.0% of net revenues, for the twelve months ended June 30, 2008 compared to $96.1 million, or 7.0% of net revenues, for fiscal 2007. We expect capital expenditures during fiscal 2009 to be approximately 8 to 9% of net revenues.

The presentation of EBITDA does not comply with U.S. generally accepted accounting principles (GAAP). For an explanation of EBITDA and Adjusted EBITDA (used for covenant compliance), and a reconciliation to net income, the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Student Enrollment

At the start of the current July quarter (first quarter of fiscal 2009), total enrollment at our schools was approximately 91,600 students, a 16.3% increase from the same time last year. Same-school enrollment (schools with enrollment for one year or more) increased 14.6% to approximately 90,200 students. Students enrolled in fully online programs increased 54.2% to approximately 16,100 students.


                                                    2008      2007    Percentage
                                                    July      July      Change
Total enrollment                                   91,600    78,700      16.3%

Same-school enrollment(1)                          90,200    78,700      14.6%

Students enrolled in fully online programs         16,100    10,400      54.2%

(1)   Schools with enrollment for one year or more.

Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.

Conference Call and Webcast

Education Management will host a conference call to discuss its fiscal 2008 fourth quarter and year end on Wednesday, September 10, 2008 at 10:30 a.m. (Eastern Time). Those wishing to participate in this call should dial 303-262-2125 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at www.edmc.com.

About Education Management

Education Management (www.edmc.com), with approximately 96,000 students as of October 2007, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 88 locations in 28 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology.

Cautionary Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.



                             -- Tables to Follow --

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FISCAL FOURTH QUARTER & FULL YEAR
                        (Dollars in millions) (Unaudited)

                                         -------------------------------   --------------------------------
                                         For the three months ended June   For the twelve months ended June
                                                       30,                                   30,
                                                2008           2007               2008           2007
                                           ------------   ------------       ------------   ------------
Net revenues                               $      416.4   $      347.7       $    1,684.2   $    1,363.7

Costs and expenses:
     Educational services                         237.6          194.0              901.1          729.9
     General and administrative                   108.6           89.3              419.3          314.9
     Depreciation and amortization                 24.6           22.9              100.3           90.5
                                           ------------   ------------       ------------   ------------
          Total costs and expenses                370.8          306.2            1,420.7        1,135.3
                                           ------------   ------------       ------------   ------------

Income before interest and income taxes            45.6           41.5              263.5          228.4
     Net interest expense                          37.7           40.4              157.7          169.1
                                           ------------   ------------       ------------   ------------

Income before income taxes                          7.9            1.1              105.8           59.3
     Provision for income taxes                     2.2            2.1               41.1           27.1
                                           ------------   ------------       ------------   ------------

Net income (loss)                          $        5.7   $       (1.0)      $       64.7   $       32.2
                                           ============   ============       ============   ============

      Note: Certtain prior year amounts have been reclassified to conform to the current year's presentation


                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                      SELECTED CASH FLOW DATA - FISCAL YEAR
                        (Dollars in millions) (Unaudited)

                                                 ---------------------------
                                                 For the twelve months ended
                                                            June 30,
                                                     2008            2007
                                                  ---------       ---------

Net cash flows provided by operations             $  151.3        $  179.4
Depreciation and amortization (1)                    100.3            90.5
Capital expenditures (2)                            (150.9)          (96.1)

      (1) Includes non-cash charges related to fixed asset impairments of $5.5 million in the 2008 twelve-month period.
      (2)   Represents cash paid for long-lived assets

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                  SELECTED BALANCE SHEET DATA - FISCAL YEAR-END
                        (Dollars in millions) (Unaudited)


                                                          ------------------------
                                                                As of June 30,
                                                             2008          2007
                                                          ----------    ----------

Cash and cash equivalents                                 $    236.0    $    250.7
Current assets                                                 418.9         388.4
Total assets                                                 4,054.3       3,949.0
Current liabilities                                            460.0         431.1
Long-term debt (including current portion)                   1,901.4       1,940.0
Member's equity                                              1,351.2       1,311.1


                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
                     Reconciliation of Net Income to EBITDA
                        (Dollars in millions) (Unaudited)

Note: Certain prior year amounts have been reclassified to conform to the current year's presentation

Non-GAAP Financial Measures
EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense, taxes and depreciation and amortization, including amortization of intangible assets. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes that EBITDA provides more comparability between our historical results and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies.


                                               --------------------------  ---------------------------
                                               For the three months ended  For the twelve months ended
                                                         June 30,                    June 30,
                                                     2008       2007             2008       2007
                                                  ---------  ---------        ---------  ---------
Net income (loss)                                 $     5.7  $    (1.0)       $    64.7  $    32.2

   Net interest expense                                37.7       40.4            157.7      169.1
   Income tax expense                                   2.2        2.1             41.1       27.1
   Depreciation and amortization of  property,
   equipment and intangible assets (1)                 24.6       22.9            100.3       90.5
                                                  ---------  ---------        ---------  ---------
EBITDA                                            $    70.2  $    64.4        $   363.8  $   318.9
                                                  =========  =========        =========  =========

      (1) Includes non-cash charges related to fixed asset impairments of $5.5 million in the 2008 twelve-month period.

                          EDUCATION MANAGEMENT LLC AND
                                  SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
     Reconciliation of Net Income to Adjusted EBITDA for Covenant Compliance
                        (Dollars in millions) (Unaudited)

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing our outstanding senior notes and senior subordinated notes and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures governing the notes and our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financial covenants.

                                                                  For the twelve
                                                                   months ended
                                                                      June 30,
                                                                       2008
                                                                    --------
Net income                                                          $   64.7

     Interest expense, net                                             157.7
     Provision for income taxes                                         41.1
    Depreciation and amortization of property,  equipment and          100.3
    intangible assets (1)                                           --------

EBITDA                                                                 363.8

     Reversal of impact of unfavorable leases (2)                       (1.5)
     Advisory fees (3)                                                   5.0
     Severance and relocation                                            3.7
     Other                                                               2.9
                                                                    --------

Adjusted EBITDA - Covenant Compliance                               $  373.9
                                                                    ========


      (1) Includes non-cash charges related to fixed asset impairments of $5.5 million.
      (2) Represents non-cash reduction to rent expense due to the amortization on $7.3 million of unfavorable lease liabilities resulting from fair value adjustments required under SFAS No. 141 as part of the Transaction.
      (3) Represents advisory fees incurred under a management advisory agreement with affiliates of certain of our shareholders in connection with the Transaction as of June 1, 2006.